EXHIBIT 10.19

THIS LEASE made the 20th day of September 1994 BETWEEN ALLMAN EQUITIES LIMITED having its registered office at 3 Herbert Road, Bray, in the County of Wicklow (hereinafter called “the Lessor” which expression shall include its successors and assigns) of the One Part and CHAMFIELD LIMITED of Kilbride Industrial Estate, Arklow, County Wicklow, (hereinafter called “the Lessee” which expression shall unless otherwise stated include its successors and permitted assigns) of the other part.

WITNESSETH as follows;—

1.             In consideration of the rents covenants and conditions hereinafter reserved and contained and on the part of the Lessee to be paid observed and performed the Lessor HEREBY DEMISES unto the Lessee ALL THAT AND THOSE the premises more particularly described in the Schedule hereto TOGETHER WITH;—

1-1.          the factory and other buildings erected thereon and the Lessor’s fixtures fittings and equipment therein or thereon (all which said land buildings fixtures fittings and equipment are hereinafter collectively called “the demised premises”) and;

1-2.          full and free right of access in common with the Lessor and all other persons who now have or shall hereafter have the like right at all reasonable times over the roads coloured yellow on the Plan annexed hereto for the purposes of access to and egress from the demised premises.

EXCEPTING AND RESERVING unto the Lessor;—

(a)     the free and uninterrupted passage and running of water soil and effluent drainage gas water oil and electricity steam telephone or any other service or supply to and from the other buildings and lands the property of the Lessor and its tenants adjoining or near to the demised premises through the sewers drains watercourse conduits pipes wires and cables which now are or may hereafter within the period of 21 years from the date of this Lease during the term hereby granted be in or over under or upon the demised premises;

(b)     at any time hereafter and from time to time full right and liberty to execute works services and erections and buildings upon or alter or rebuild any of the erections services and buildings erected on its adjoining and neighbouring lands and to use the same as it may think fit;

(c)     the full and free right and liberty to the Lessor its servants and agents to enter (after at least two days notice except in the case of emergency) upon the demised premises at all reasonable times for the purpose of connecting, laying, inspecting, repairing, cleaning, maintaining, altering, replacing or renewing any sewer, drain, main, pipe, wire, cable, watercourse, channel, conduit or subway including the provision of a water meter and to erect, construct or lay in, over, under or across the demised premises not built upon any sewers, drains, main, pipes, wires, cables, poles, structures, fixtures or other works for the drainage of or for the supply of water gas electricity oil telephone telex heating steam radio and television signals and other services to other premises of the Lessor causing as little inconvenience as possible to the Lessee and the Lessor making good any damage to the demised premises thereby occasioned;

(d)     all rights easements and privileges now belonging to or enjoyed by any adjoining property;

All mines, minerals, quarries and royalties whatsoever in or under the demised premises during the term of the demise are excepted and reserved out of the demise.

TO HOLD the same unto the Lessee for the term of thirty-five years from the 1st day of April, 1994 subject to the covenants terms and conditions hereinafter contained paying therefor unto the Lessor for the period up to and including the 31st day of March, 1999 the yearly rent of £74,357.65 (hereinafter when specifically referred to called “the first reserved rent” and thereafter a rent to be determined as provided in clause 3 hereof (hereinafter when specifically referred to called “the reviewed rent”) such rent to be paid without any deduction in advance on the 1st January, 1st April, 1st July, 1st October, in every year, the first payment to be made on the execution hereof and to be in respect of the period from the 23rd day of May, 1994 to the 30th day of September, 1994.

2.             The Lessee hereby covenants with the Lessor as follows:—

2-1           to pay the said yearly rents at the times and in the manner aforesaid clear of all deductions and by way of Standing Bankers Order if required;

2-2-1       to bear pay and discharge all rates taxes assessments duties charges outgoings and impositions whatsoever which now are or during the said term shall be charged assessed or imposed upon the demised premises or any part thereof or upon the owner or occupier in respect thereof;

2-2-2       to pay to the Lessor annually a sum or sums of money equal to the amount which the Lessor may expend or require to expend in effecting or procuring and maintaining or procuring the maintenance of insurance of the demised premises against the insured risks as defined in Clause 4 hereof to their full reinstatement cost and three years loss of rent such sum or sums to be paid without any deduction in every year upon the Lessor’s demand the first payment (or a proportionate part thereof) to be made on the execution hereof;

PROVIDED ALWAYS subject to the Lessors sole discretion the Lessor shall seek insurance cover at the most competitive rate.

2-3           if the Lessee shall fail to pay the rent hereinbefore reserved or any other sum reserved or made payable hereunder within 14 days of the day and in the manner herein prescribed for the payment of same every such unpaid rent or sum shall bear interest at the rate of 4% per annum above the rate from time to time charged by the Associated Banks in the Republic of Ireland at the A.A.A. rate on overdrafts from the date on which the rent or other sum became due until the actual date of payment or if there shall be no such rate the aforesaid rent or sum shall bear interest at the rate of 4% over the cost of six months funds in the Dublin Interbank Market;

2-4           at all times during the said term to observe and comply in all respects with the provisions and requirements of any and every enactment for the time being in force or any orders or regulations thereunder for the time being in force and to do and execute or cause to be done and executed all such works as under or by virtue of any such enactment or any orders or regulations thereunder for the time being in force are or shall be properly directed or necessary to be done or executed upon or in respect of the demised premises or any part thereof whether by the owner, landlord, lessee, tenant or occupier and at all times to keep the Lessor indemnified against all claims demands and liability in respect thereof and without derogating from the generality of the foregoing to comply with the requirements of any local or other statutory authority and the order or orders of any court of competent jurisdiction and immediately after the receipt of any Notice requiring works to be carried out by any local or Statutory Authority or by Order of any Court of competent jurisdiction, the Lessee shall sent a copy thereof to the Lessor;

2-5           at all times during the said term to comply with all the recommendations or requirements of the appropriate authority in relation to fire precautions whether notified or directed to the Lessor or the Lessee and to indemnify the Lessor against any costs or expenses in complying with any such requirement or recommendation and not to obstruct the access to or means of working any fire precaution or safety apparatus or appliance for the time being installed in the demised premises;

2-6           so often as may be necessary during the term of the Lease and in the last year of the said term (whether determined by affluxion of time or otherwise howsoever) to prime and prepare for painting and to paint with at least two coats of good oil paint or such other paint as may be first approved both as to quality and colour by the Lessor in a proper and workmanlike manner, all the gates, fences and outside wood stucco and iron work and other outside parts of the demised premises heretofore usually painted and any additions thereto proper to be so painted and so often as may be necessary and in the last year of the said term as aforesaid in a workmanlike manner to creosote distemper colour whitewash or otherwise treat all other outside parts of the demised premises as have usually heretofore been so treated all such work as aforesaid to be done to the approval of the Lessor;

2-7           to prime and prepare for painting and to paint with two coats at least of good quality paint to be first approved by the Lessor in a workmanlike manner in every fourth year and in the last year of the said term (whether determined by affluxion of time or otherwise howsoever) all inside wood and iron work and other inside parts of the demised premises heretofore usually painted and any additions thereto proper to be so painted and so often as may be necessary but not less often than every fourth year and in the last year of the said term as aforesaid in a workmanlike manner to distemper colour whitewash or otherwise treat such other inside parts of the demised premises as have usually heretofore been so treated and on the occasion of each repainting to grain varnish restore and make good all ornamental work all such work as aforesaid to be done to the approval of the Lessor;

2-8           to keep such part of the land forming part of the demised premises as is from time to time undeveloped and the grass gardens and any trees shrubs and hedges in proper and neat order and condition and any ditches streams culverts and watercourses properly cleared and cleaned and the banks thereof in proper repair and condition and in particular not to deposit or permit to be deposited any rubbish or refuse nor without the consent in writing of the Lessor (and then only on such parts of the said land and subject to such conditions as the Lessor may stipulate or impose) to store stack or lay out any material used for the purpose of manufacture or otherwise on any part of the said land;

2-9           at all times during the said term to repair and keep (and in the case of fixtures, heating installations, fittings and equipment to replace or renew as may from time to time be necessary) the exterior and interior of the demised premises and all additions thereto constructed or placed thereon and the Lessor’s fixtures fittings and equipment therein and all pipes drains, wires, cables, meters, channels, sewers, sanitary and water apparatus, glass, pavings, walls, fences and railings vaults and appurtenances in good and substantial repair and working order and maintained paved cleansed and amended in every respect (damage by any of the insured risks excepted PROVIDED THAT the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Lessee or the servants agents licensees or invitees of the Lessee);

2-10-1     if the demised premises are situate upon an Industrial Estate, to bear with the owners or occupiers of each other unit in the said Industrial Estate the cost and expense of all necessary maintenance, repair and up-keep (and operating cost where applicable) of access roads, footpaths, common areas, drainage and water services and public lighting in the same proportion as the gross floor area of the buildings erected on the demised premises bears to;

(A)    In the case of a completed estate the total gross floor areas of all the industrial units in the estate and

(B)    In the case of a non completed or part completed estate the total gross floor areas of all the completed units in the estate and where roads and services have been provided to un-developed areas of the estate, the gross floor area of buildings in the course of erection and proposed buildings fronting on to such services until such time as same are taken in charge by the Local Authority;

2-10-2     to bear with the owners or occupiers of each other

unit in the said Industrial Estate the cost and expense of all necessary estate security in the same proportion as the gross floor area of the buildings erected on the demised premises bears to the gross floor areas of all the completed units in the said estate;

2-11         Without prejudice to the generality of Clause 2-4 hereof, in all respects to comply with all the provisions of the Factories Acts, Local Government (Planning and Development) Acts and the Public Health Acts and of all regulations thereunder and with any other obligations imposed by law in regard to the demised premises and the carrying on of the trade or business for the time being carried on upon the demised premises and to indemnify the Lessor against all liability in respect of any contraventions of any such requirements;

2-12         to permit the Lessor or its duly authorised agents and all proper parties at all reasonable times to enter the demised premises and examine the state of repair and condition thereof (and in particular for all necessary purposes of providing inspecting maintaining and repairing the drains, sewers and watermains, electricity, gas, telephone and similar services) and to check and take inventories of the Lessor’s fixtures fittings and equipment therein and to repair and make good all defects decays and wants of repair thereto of which notice in writing shall be given by the Lessor to the Lessee and for which the Lessee may be liable hereunder within three calendar months after the giving of such notice PROVIDED that in case of default by the Lessee the Lessor may make good such defects decays and wants of repair and the cost of the same shall be repayable by the Lessee to the Lessor on demand;

2-13         to permit the Lessor and all persons authorised by it and its respective surveyors agents and workmen at all reasonable and convenient times in the daytime or at any time in the case of emergency to enter on the demised premises or any part thereof for the purpose of repairing or building on any adjoining premises as occasion shall require and for the purpose of making repairing, maintaining, cleansing, lighting and keeping in order and good condition all roads, sewers, drains, pipes, gutters, watercourses, ditches, culverts, fences, hedges or other conveniences which shall belong to or be used for the demised premises in common with other premises and also for the purpose of laying down maintaining repairing and testing drainage gas and water pipes and electric wires or cables or for other similar purposes the Lessor or such persons as aforesaid making good any damage occasioned thereby to the demised premises;

2-14-1     not to make any alterations or additions to the demised premises or erect any new buildings thereon without the prior written consent of the Lessor and the approval of the Lessor to the plans and specifications thereof such Consent and approval not to be unreasonably withheld and if such consent and approval is given to make such alterations or additions in conformity with such plans and specifications and to the approval of the Lessor and upon such terms as the Lessor may consider reasonable.

2-14-2     if the premises are altered (whether pursuant to a consent given under Clause 2-14-1 hereof or otherwise) the Lessee will if so required by the Lessor on the termination of this Lease forthwith restore the demised premises at the Lessee’s own expense to their original condition at the date of this Lease and will make good all damage and want of repair and decoration caused by the original alteration or restoration work.

2-15-1     to use the demised premises for General Industrial purposes and as an Industrial building with offices ancillary thereto as defined within the relevant

Finance Acts that affect the granting of Industrial Building allowances and not to use the demised premises or suffer or permit the same to be used for any other purpose whatsoever except with the previous written consent of the Lessor. Provided always it shall be reasonable for the Lessor to refuse consent to any proposed change of use if the change of use would result in the demised premises not being used as an Industrial building as defined within the relevant Finance Acts that affect the granting of Industrial Building Allowances.

2-16         not to do or permit to be done upon or in connection with the demised premises or any part thereof any act matter or thing whatsoever which may be or grow to be a nuisance annoyance disturbance or inconvenience or cause damage to any neighbouring adjoining or adjacent property or the owners or occupiers thereof and to pay to the Lessor all costs charges and expenses which may be incurred by the Lessor in abating a nuisance in respect of the demised premises and to execute all such works as may be necessary for abating such a nuisance in obedience of a notice lawfully served by a local or public authority or pursuant to any Court Order.

2-17         not to exhibit on any part of the undeveloped or unbuilt upon lands comprised in the demised premises or on the outer walls or roofs of any building or structure thereon any signboard placard lettering or lighting of any kind except such as may previously have been approved by the Lessor in writing and in default or on the Lessor taking objection the Lessor may enter and remove the same at the Lessee’s cost PROVIDED however that the Lessee shall be entitled to erect to sign in such position and of such form colour and design as may be first approved by the Lessor displaying the name of the Lessee.

2-18         to ensure that every furnace employed in the working of engines by steam or other motive power and every other furnace employed in any building or erection on the demised premises is constructed so as substantially to consume or burn the smoke arising therefrom and not to use or suffer to be used negligently any such furnace so that the smoke arising therefrom is not substantially consumed or burnt and not to cause or permit any grit or noxious or offensive effluvia to be omitted from any engine furnace chimney or other apparatus on the demised premises without using the best practicable means for preventing or counteracting such omission and in all aspects to comply with the provisions of all relevant statutes and statutory regulations and with the requirements of any notice of the local or other competent authority served thereunder;

2-19         to take such measures as may be necessary to ensure that any effluent discharged into the drains or sewers which belong to or are used for the demised premises in common with other premises will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein;

2-20         not to discharge or allow to be discharged any solid matter from the demised premises into the drains or sewers as aforesaid nor to discharge or allow to be discharged therein any fluid of a poisonous or noxious nature or of a kind calculated to or that does in fact destroy sicken or injure the fish or contaminate or pollute the water of any stream or river and not to do or omit or allow or suffer to be done or omitted any act or thing whereby any land or the waters of any stream or river may be polluted or the composition thereof so changed as to render the Lessor liable to any action or proceedings by any person whomsoever;

2-21         not to do or permit or bring in or upon the demised premises anything the use of which would cause damage by vibration or otherwise to the demised premises or any adjoining premises or which might throw on the demised premises or on any adjoining premises any weight or strain in excess of that which such premises are capable of bearing with due margin for safety and in particular not to overload the floors the hoists or the electrical installations or the other services of in or to the demised premises nor suspend any excessive weight from the ceilings or walls stanchions, hoists or the structure thereof. The Lessee shall seek professional advice at the Lessee’s own expense to ensure that there shall not be an infringement of this convenant;

2-22         not to assign underlet create any charge or mortgage (whether legal or equitable charge or mortgage) over the demised premises or grant any Licence in respect of the demised premises or any part thereof nor part with or share the possession thereof or any part thereof without written consent of the Lessor such consent not to be unreasonably withheld.

2-23         within fourteen days of every assignment assent transfer underlease assignment of underlease or mortgage of or relating to the demised premises or any part thereof to give notice thereof in writing with particulars thereof to the Lessor’s Solicitor and produce to him such instrument or other evidence of devolution and to pay the Lessor’s Solicitor any costs incurred by the Lessor relating thereto;

2-24         not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the demised premises or any adjoining or neighbouring premises against damage by fire or other perils may become void or voidable or whereby the rates or premium thereon may be increased and to repay to the Lessor all such sums paid or payable by way of increased premiums and all expenses incurred by it in or about the renewal of such policy or policies rendered necessary by a breach of this covenant and all such payments shall be made immediately on demand;

2-25         without prejudice to any other clause herein, not to keep or allow to be kept on the demised premises any substance or material of a combustible or offensive nature the keeping whereof may require a licence of any Local or Public Authority unless the Lessee obtains such a licence and complies with the terms and conditions thereof. The Lessee shall inform the Lessor in writing of any application for and of the issuing of such a licence;

2-26         to pay all reasonable and proper costs and charges and expenses (including Solicitors costs and surveyors fees) incurred by the Lessor for the purpose of or incidental to the preparation and service of any notice under Section 14 of the Conveyancing Act 1881 (or any statutory modification or re-enactment thereof), requiring the Lessee to remedy a breach of any of the covenants hereinbefore contained notwithstanding forfeiture for such breach may be avoided otherwise than by relief granted by the court;

2-27         to pay any Value Added Tax lawfully imposed upon and added to any fee, charge, cost or expense for which the Lessor may be liable under this Lease and to pay the stamp duty and registration fees on this Lease and counterpart and Value Added Tax payable by reason of the granting of this Lease;

2-28         at the expiration or sooner determination of the said term quietly to yield up the demised premises together with all the Lessor’s fixtures and all other Lessor’s fittings and equipment that now are or which during the said term shall be affixed or fastened thereto (except Lessee’s or trade fixtures) in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Lessee herein contained and in case any of the said fixtures fittings or equipment shall be missing broken damaged or destroyed forthwith to replace them with others of a similar kind and of equal value, fair wear and tear excepted, and to make good any damage caused to the demised premises by the removal of the Lessee’s fixtures, fittings and furniture and effects (damage by any of the insured risks excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Lessee or the servants, agents licensees or invitees of the Lessee.

2-29         not at any time to use the demised premises or any part thereof or allow the same to be used for any entertainment or for any dangerous, noisy or noxious or offensive trade business manufacture or occupation whatsoever or for a residence or for any illegal or immoral purpose nor permit any sale or auction to be held on the demised premises;

2-30         to comply in so far as the same are applicable with the covenants of and conditions (other than the covenant for payment for rent) contained in the Superior Lease (if any) under which the demised premises are held by the Lessor;

2-31         to fully and effectually indemnify the Lessor against the breach, non-performance or non-observance by the lessee of any of the covenants and conditions on the Lessee’s part herein contained or of the provisions or stipulations herein contained and intended to be performed and observed by the Lessee and against any actions, costs, claims, expenses and demands whatsoever or howsoever arising in respect of or as a consequence (whether direct or indirect) of any such breach, non-performance or non-observance as aforesaid.

3-1           In this Clause the following expressions shall have

the following meanings respectively;—

3-1-1       “Review Date” shall mean the last day of the 5th year and the last day of each subsequent fifth year of the term hereby granted.

3-1-2       “Current Market Rent” shall mean the full open market rent without any deduction whatsoever at which the demised premises might reasonably be expected to be let at the nearest Review Date and as if same were located in the rear in which the demised premises are situate, in the open market without fine or premium as between a willing Lessor and a willing Lessee and with vacant possession for the term then unexpired of this Lease and on the same terms and conditions in all other respects as this present Lease (other than the amount of rent hereby reserved) and upon the supposition (if not a fact) that the covenants on the part of the Lessee herein have been fully performed and observed there being disregarded:—

3-1-3       any effect on rent of the fact that the Lessee has been in occupation of the demised premises and any goodwill attached to the demised premises by reason of the carrying on therein of the business of the Lessee;

3-1-4       any effect on rent of any improvement (within the meaning of the Landlord and Tenant Acts, 1931 to 1980 or any Acts amending or extending or re-enacting the same) of the demised premises or any part thereof carried out by the Lessee with the licence of the Lessor at the Lessee’s own expense (otherwise than in pursuance of any obligation to the Lessor whether pursuant to the provisions of this Lease or otherwise) and carried out prior to or during the currency of this Lease;

3-1-5       any diminution of the rental value of the demised premises caused by works carried out thereon by the Lessee it sub-tenants or predecessors in title during the term of this Lease;

3-2           The Rent for the time being payable by the lessee hereunder shall be subject to increase in accordance with the following provisions of this Clause;

3-3           The Lessor its servants or agents shall be entitled by notice in writing given to the Lessee its servants or agents not earlier than twelve months before and not more then twelve months after the Review Date to call for review of the rent payable by the Lessee to the Lessor at the Review Date specified in the notice and if upon any such review it shall be ascertained or determined that the Current Market Rent of the demised premises at the Review Date is greater than the existing rent then as from that Review Date the yearly rent payable hereunder shall be increased to the Current Market Rent so ascertained PROVIDED ALWAYS that if the Lessor shall not serve such notice as aforesaid for the review of rent prior to or within twelve months after any Review Date it shall nevertheless be entitled to do so at any time upon the same terms and conditions as are hereinbefore provided and in such event such reviewed rent shall be payable by the Lessee from the gale day next preceding the date of the said notice up to the following Review Date or until it is further reviewed in accordance with the foregoing provisions PROVIDED FURTHER that in no circumstances shall the rent payable hereunder following such review be less than the rent payable by the Lessee immediately prior to the review date.

3-4           Every such review as aforesaid shall in the first instance be made by the Lessor and Lessee or their respective surveyors in collaboration but if no agreement as to the amount of the Current Market Rent at the Review Date shall have been reached between the parties hereto or their surveyors within three months or such extended period as may be agreed by the Lessor and the Lessee after the date of the Lessor’s notice calling for such review then the question of the amount of the Current Market Rent of the demised premises at the Review Date shall be referred to the decision of a single Chartered Surveyor who at the election of the Lessor shall act as an Arbitrator or an independent Valuer (acting as an expert and not as an Arbitrator) such Chartered Surveyor to be nominated by the Lessor by notice in writing to the Lessee and if the Lessee shall reject such nomination or fail or neglect to agree within one month of the Lessor’s notice such Chartered Surveyor (whether to act as expert or Arbitrator) shall be appointed on the application of either party by the Chairman or acting Chairman for the time being of The Royal Institution of Chartered Surveyors (Republic of Ireland Branch) which term shall include any other body established from time to time in succession or substitution or carrying on the function currently carried out by the same and in default of any such appointment for any reason within one month of such application by a Chartered Surveyor to be nominated by the Lessor;

3-5           In the event of the Lessor electing for arbitration as aforesaid this clause shall be deemed to be a submission to arbitration within the Arbitration Acts 1954 and 1980 or any statutory modification or re-enactment thereof for the time being in force and to the jurisdiction of the Courts of the State for the enforcement of any award of said Arbitrator and in the event of the Current Market Rent being determined by the Chartered Surveyor as an expert the Lessor and Lessee shall be entitled to make submission within such time as such Chartered Surveyor shall stipulate and shall pay his expenses in equal shares;

3-6           If the Chartered Surveyor shall fail to determine the new rent within three months of his appointment or nomination or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder a new Chartered Surveyor shall be appointed or nominated in his place in accordance with sub-clause 3-4 above;

3-7           If upon any such review the amount of any increased rent shall not be ascertained or determined prior to the Review Date the Lessee shall continue to pay rent at the yearly rent payable immediately prior to the Review Date until the quarter day next following the ascertainment or determination of any increased rent whereupon subject to the first proviso to Clause 3-3 hereof there shall be due as a debt payable by the Lessee to the Lessor on demand a sum equal to the amount by which the rent for the period since the Review Date calculated at the increased rate exceeds the rent for the period calculated at the previous rate and in addition the Lessee shall pay interest on said sum from the Review Date until the date of actual payment at the AAA rate of interest charged on overdraft by the Associated Banks in the Republic of Ireland at the Review Date or if there shall be no AAA rate the corresponding or nearest appropriate rate thereto;

3-8           If upon such review as aforesaid it shall be agreed or determined that the rent previously payable hereunder shall be increased the Lessor and the Lessee shall (if required by the Lessor) forthwith complete and sign a written memorandum or if the Lessor shall so elect execute a deed or record recording the increased rent thenceforth payable and the Lessee shall pay the Stamp Duty (if any) payable on such memorandum or deed of record;

3-9           In the event of the Lessor being prevented or prohibited in whole or in part from exercising its rights under this Clause and/or obtaining an increase in the rent on any of the Review Dates by reason of any legislation Government Order or Decree or Notice (increase in this context meaning such increase as would be obtainable disregarding the provisions of any such legislation and otherwise as aforesaid) then the date at which the review would otherwise have taken effect shall be deemed to be extended to permit and require such review to take place on the first date thereafter upon which such right or increase may be exercised and/or obtained in whole or in part and when in part on so many occasions as shall be necessary to obtain the whole increase (meaning the whole of the increase which the Lessor would have obtained if not prevented or prohibited as aforesaid) and if there shall be a partial prevention only there shall be a further review on the first date or dates as aforesaid notwithstanding the rent may have been increased in part on or since the date of review but in no instance shall the increase in rent be dated back to exceed the statutory controls on increases or rent laid down by law.

4.             The Lessor hereby covenants with the Lessee in manner following that is to say:—

4-1           Subject to insurance cover being available against the risks hereinafter specified and to the payment by the Lessee of the sums set out in clause 2 (2) (2) hereof the Lessor will insure or procure the insurance of the demised premises and all Lessor’s fixtures fittings and equipment therein and thereon and keep the same insured to the full reinstatement cost (to be determined from time to time by the Lessor or its surveyor) and a three year loss of rent against loss or damage by fire, explosion, lightning, storm, tempest, impact, earthquake, aircraft, riot and civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus, drains, sewers or pipes and including demolition and site clearance expenses, architect’s and surveyor’s fees and value added tax and any other duty exigible on any building contract as may be entered into relative to the reconstruction, reinstatement or repair of the demised premises or any part thereof resulting from the destruction, loss or damage thereof or thereto or from any of the perils aforesaid and such other perils expenses and losses as the Lessor in its sole discretion shall think fit and notify to the Lessee in writing (all such risks and perils being referred to as “the Insured Risks”).

4-1-1-      the Lessor shall use its best endeavours to procure that the foregoing insurances shall be effected upon the terms that the Insurer shall waive any rights or remedies which it may have or may become entitled to against the Lessee or its permitted tenants or assigns whether by way of subrogation or otherwise and the lessors shall use its best endeavours to procure that every policy of insurance issued in respect of such insurances shall bear an endorsement binding upon such Insurer evidencing such waiver;

4-1-2       the Lessor shall upon demand furnish to the Lessee copies of the said insurance policy(ies) and of the last receipt(s) for payment of premiums in respect thereof.

4-2           In the event of the demised premises or any part thereof being destroyed or damaged by any of the risks or perils in respect of which the Lessor pursuant to the terms hereof shall have effected insurance so as to render the premises unfit for occupation use or access then and in such cases (unless the insurance of the demised premises shall have been forfeited or made ineffective by any act neglect or default of the Lessee its servants, agents, licensees or invitees) the rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from and after such destruction or damage and until the demised premises shall have been rebuilt or reinstated and made fit for occupation use and access be suspended and cease to be payable;

4-3           In case the demised premises or any part thereof shall be destroyed and become ruinous and become uninhabitable or incapable of beneficial occupation or enjoyment by for or from any of the Insured Risks the Lessee hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord and Tenant Law Amendment Act, Ireland, 1860 or otherwise;

4-4           If the demised premises or any part thereof shall at any time during the term be destroyed or damaged by fire or any of the Insured Risks as aforesaid, then the Lessor shall apply all monies received in respect of such insurance (other than in respect of loss of rent) with all reasonable speed in the rebuilding, repairing and otherwise reinstating the demised premises to a factory premises of the same square footage and utility as the demised premises, unless the policy or policies of insurance shall have been vitiated or rendered less than fully effective by any act neglect default or omission of the Lessee its servants, agents licensees or invitees;

4-5           In the event of the demised premises or any part thereof being destroyed or damaged by any of the risks in respect of which the Lessor pursuant to the term hereof shall have effected insurance at any time during the term hereby created and the insurance money under any insurance against the same effected thereon by the Lessor being wholly or partly irrecoverable by reason solely or in part of any act or default of the Lessee its servants, agents, licensees or invitees then and in every such case the Lessee will forthwith (in addition to the said rent) pay to the Lessor the whole or (as the case may require) a fair proportion of the cost of completely rebuilding and reinstating the same;

4-6           That the Lessee paying the rents hereby reserved and performing and observing the several covenants and agreements herein contained and on the Lessee’s part to be observed and performed shall and may peaceably and quietly hold and enjoy the demised premises during the said term without any interruption or disturbance from or by the Lessor or any person or persons rightfully claiming under or in trust for the Lessor.

5.             IT IS HEREBY AGREED between the Lessor and the Lessee as follows:—

5-1           Notwithstanding anything hereinbefore contained it is expressly agreed by the Lessee and declared that if the rent herein reserved or any part thereof shall at any time be in arrears and unpaid for the space of twenty-eight days after it shall have become due (whether the same shall have been lawfully demanded or not) or if the Lessee shall fail to commence or substantially cease to manufacture without the written consent of the Lessor such goods as have been agreed upon with the Lessor or if the Lessee shall be guilty of any breach of the conditions of this Lease and fail to make good any such breach within reasonable time it shall be lawful for the Lessor to enter upon the demised premises or any part thereof in the name of the whole and peaceably to hold and enjoy the demised premises thenceforth as if these presents had not been made. If the Lessee being a company shall go into liquidation (other than a Voluntary liquidation for the purpose of an amalgamation or reconstruction previously approved in writing by the Lessor) or being an individual shall be adjudicated a bankrupt or take the benefit of any Act for the relief of debtors or if an order is made or an effective resolution passed for the winding up of the Lessee’s business or if a Receiver is appointed over any of the property of the Lessee then and in any of the said cases it shall be lawful for the Lessor to terminate this Lease by serving a notice of termination on the Lessee. On the service of such notice this Lease shall absolutely cease and determine without prejudice to any claim of the Lessor against the Lessee arising out of any antecedent breach of any covenant term or condition of this Lease.

5-2           If at such time as the Lessee has vacated the demised premises after the determination of the term hereby granted either by affluxion of time or otherwise any property of the Lessee shall remain in or on the demised premises and the Lessee shall fail to remove the same within seven days after being requested in writing by the Lessor so to do then and in such case the Lessor (without being obliged so to do and in any event without prejudice to such other rights as the Lessor may have in that behalf) may as agent of the Lessee (and the Lessor is hereby appointed by the Lessee to act as such agent and in its capacity as such agent to act as the Lessor in its absolute discretion shall think fit) sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage (including loss of or reduction in rent received by the Lessor on account of such property remaining by way of storage pending sale in the demised premises) and sale reasonably and properly incurred or suffered by it to the order of the Lessee PROVIDED THAT the Lessee shall indemnify the Lessor against any liability incurred by the Lessor to any third party whose property shall have been sold by the Lessor in the bona fide mistaken belief (which shall be presumed unless the contrary is proved) that such property belonged to the Lessee and was liable to be dealt with as such pursuant to this sub-clause;

5-3           all reservations and exceptions herein in favour of the Lessor shall enure for the benefit of the Superior Landlord (if any) of the Lessor and in relation to any covenant or obligation of the Lessor hereunder or any consent required to be sought from the Lessor the term “the Lessor” shall mean and include the Lessor and such Superior Landlord;

5-4           Any notices requiring to be served hereunder shall be sufficiently served on the Lessee if left addressed to it at the Principal office of the Lessee or forwarded to it or posted or left at its last known address in Ireland and shall be sufficiently served on the Lessor if delivered to it personally or forwarded to it by post or left at its principal office in Ireland. A notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

6-1           The Lessor hereby consents to the registration of this Lease as a burden on the folio specified in the Schedule hereto and to the use of the Land Certificate (if issued) for the purposes of such registration;

6-2           IT IS HEREBY CERTIFIED by the Lessee that it is the person becoming entitled to the entire beneficial interest in the interest hereby created and that all necessary consents under Sections 45 of the Land Act 1965 have been obtained and that all conditions attached thereto have been complied with.

6-3           IT IS HEREBY CERTIFIED that the transaction hereby

effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) exceeds £1,000.00.

6-4           IT IS HEREBY CERTIFIED that for the purposes of stamping of this instrument that this is an instrument to which the provisions of Section 112 of the Finance Act, 1991 do not apply for reasons that it is a completed factory premises.

SCHEDULE

ALL THAT AND THOSE the lands and premises situate in the Townland of Kilbride, in the County of Wicklow, being part of the lands comprised in Folio 6078F County Wicklow, as more particularly described on the Plan annexed hereto and thereon outlined with a red verge line.

IN WITNESS whereof the parties hereto have hereunto caused their respective seals to be hereunto affixed the day and year first herein WRITTEN.

[GRAPHIC]

GUARANTEE

To: ALLMAN EQUITIES LIMITED

In consideration of your granting a Lease of the within mentioned premises for the term and at the rent mentioned in the within Lease dated the          day of June, 1994.

WE, McGhan Limited of Kilbride Industrial Estate, Arklow, County Wicklow, (hereinafter called “the Sureties” which expression shall include our executors administrators/successors and assigns) hereby jointly and severally covenant and guarantee with and to you the Lessor (which expression shall include your executors administrators/successors and assigns) that the Lessee (which expression shall include its successors and assigns) or the Sureties will at all times hereafter duly pay the rents and other sums reserved by the within Lease in the manner and at the respective times therein appointed for the payment thereof and will duly observe and perform all the covenants on the part of the Lessee and conditions therein contained and also that the Sureties (or their Legal personal representatives for the time being or any of them) will at all times hereafter pay and make good to the Lessor on demand all losses, costs, damages and expenses occasioned to it by the non-payment of the said rent or other sums and all damages and liabilities occasioned by reason of the breach, non-performance or non-observance of the said covenants and conditions on the part of the Lessee and also that any neglect or forbearance on the part of the Lessor in enforcing or giving time to the Lessee for payment of the said rents or other sums or any part hereof or the observance or performance of any of the said covenants and conditions shall not in any way release the Sureties (or their legal personal representatives for the time being or any of them) in respect of his or their liability under the covenants and guarantees on the Sureties’ part herein contained and in the event of the Lessee for the time being hereof being a corporation entering into liquidation or suffering a Receiver to be appointed over any part of its assets or being an individual becoming bankrupt and the Lease is disclaimed by a Liquidator or Receiver or by an Assignee in bankruptcy the Sureties hereby jointly and severally covenant with the Lessor that they (or their legal personal representatives for the time being) will accept from the Lessor a Lease of the demised premises for a term commencing on the date of such disclaimer and continuing for the residue then unexpired of the term granted by the within Lease and to reserve the like rent and other sums as therein reserved PROVIDED ALWAYS that the Sureties (or their legal personal representatives for the time being or any of them) shall not be bound to accept any such Lease unless the Lessor shall within the period of three months after such disclaimer serve upon the Sureties (or their legal personal representatives for the time being or any of them) a notice in writing so to do and any such notice shall be deemed to have been duly served if it is served in accordance with the provisions of the Conveyancing Act, 1881 or is left at the demised premises addressed to the Sureties by name (or their legal personal representatives for the time being or any of them) and it is hereby declared that save in the case of a permitted assignment of the demised premises this Guarantee shall not be revocable.

PRESENT WHEN THE SEAL OF

McGHAN LIMITED

was affixed hereto

W.R. Joyce & Co.
Solicitors Arklow

/s/ P. Flood
DIRECTOR

/s/ Neil Mills
AUTHORISED SIGNATORY

PRESENT WHEN THE SEAL OF

ALLMAN EQUITIES LIMITED

was affixed hereto

/s/ Kathleen Allman
DIRECTOR

/s/ David Allman
DIRECTOR

Dated the 20th day of September 1994

BETWEEN

ALLMAN EQUITIES LIMITED
One Part

and

CHAMFIELD LIMITED

Other Part

LEASE

[SEAL]
Brian McLoughlin & Company,
Solicitors,
3, Herbert Road,
Bray,
County Wicklow.
Ghan. 2.6.1994.